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EXHIBIT 11

                         BAY VIEW CAPITAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                         --------------------------------------------------------------------------
                                                                      At December 31,
                                         ---------------------------------------------------------------------------
                                             1999           1998             1997           1996            1995
                                         ------------    ------------    ------------    ------------    ------------
                                                       (Amounts in thousands, except per share amounts)
Basic earnings (loss) per share:
 Net earnings (loss) available to
  common shareholders                    $   28,964        $  22,719        $  14,021        $  10,969         $   (4,690)
Weighted average shares outstanding/1/       21,169           20,035           12,860           13,703             14,587
                                         ----------         --------        ---------        ---------         -----------
Basic earnings (loss) per share          $     1.37        $    1.13        $    1.09        $    0.80         $    (0.32)
                                         ==========        =========        =========        =========         ===========

Diluted earnings (loss) per share:
 Net earnings (loss) available to
  common shareholders                    $   28,964        $  22,719         $ 14,021       $  10,969          $   (4,690)

Weighted average shares outstanding/1/       21,169           20,035           12,860          13,703              14,587
Dilutive potential common shares/1/             146              300              343             197                   -
Diluted weighted average shares          ----------         --------         --------       ---------          -----------
 Outstanding/1/                              21,315           20,335           13,203          13,900              14,587
                                         ----------         --------         --------       ---------          -----------
Diluted earnings (loss) per share        $     1.36        $    1.12         $   1.06       $    0.79          $    (0.32)
                                         ==========        =========         ========       =========           ==========

(1)Amounts have been adjusted for a 2-for-1 stock split in the form of a 100% stock dividend paid June 1997.